Exhibit 10.19

AMENDMENT TO AMENDED AND RESTATED

INDEMNIFICATION AGREEMENT

THIS AMENDMENT (“Amendment”) TO AN AMENDED AND RESTATED INDEMNIFICATION AGREEMENT (“Agreement”) dated                             , by and between Sunoco, Inc., a Pennsylvania corporation (the “Company”) and                                          (“Indemnitee”).

WHEREAS, the Company and Indemnitee entered into the Agreement for certain purposes expressed in the Agreement; and

WHEREAS, it is necessary to amend the Agreement to comply with the requirements of Section 409A of the Internal Revenue Code and the regulations promulgated thereunder.

NOW, THEREFORE, the Company and Indemnitee, intending to be legally bound, hereby agree to amend the Agreement by adding Section 2(h) as follows effective December 31, 2007:

“(h) Payment of Indemnifications and Advances. Notwithstanding any other provision in this Agreement, all claims of the Indemnitee for expenses, indemnifications and advances under this Agreement shall be paid for items incurred by or with respect to the Indemnitee only during Indemnitee’s lifetime or within ten (10) years after Indemnitee’s death. All such payments shall be made on or before the close of the calendar year following the calendar year in which the item was incurred, or at such earlier time as otherwise provided in this Agreement. The amounts eligible for reimbursement under this Agreement in one calendar year may not affect the amount of expenses eligible for reimbursement under this provision in any other calendar year.”

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement effective December 31, 2007.

ACCEPTED AND AGREED TO:

INDEMNITEE	SUNOCO, INC.

By:
(signature)	Printed Name:
Title:
Date:	Date: